Exhibit (h)(5)

AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

TIAA-CREF LIFE INSURANCE COMPANY

This Amendment is made this 1st day of March, 2012, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated May 2, 2006 (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Separate Account VLI-2; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced with a new Schedule B in the form attached hereto.

3. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		DELAWARE VIP TRUST

By:		By:

Name:	Kevin Tiernan	Name:	Patrick P. Coyne

Title:	VP, Chief Admin Officer	Title:	President

DELAWARE DISTRIBUTORS, L.P.		DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

By:		By:

Name:	Scott Coleman	Name:	Patrick P. Coyne

Title:	President	Title:	President

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SCHEDULE A

EFFECTIVE March 1st, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED MAY 2, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1

CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1

CONTRACT(S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2

CONTRACT(S):

•	M Intelligent Variable Universal Life Policy

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SCHEDULE B

EFFECTIVE March 1st, 2012

TO THE

FUND PARTICIPATION AGREEMENT DATED MAY 2, 2006

Listing of available Funds

Delaware VIP® Diversified Income Series

Delaware VIP® Emerging Markets Series

Delaware VIP® High Yield Series

Delaware VIP® International Value Equity Series

Delaware VIP® Limited-Term Diversified Income Series

Delaware VIP® REIT Series

Delaware VIP® Small Cap Value Series

Delaware VIP® U.S. Growth Series

Delaware VIP® Value Series

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